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                                                                    EXHIBIT 10.3

                          SUMMARY OF ORAL AMENDMENT TO
        REAL PROPERTY PURCHASE AND SALE AGREEMENT AND ESCROW INSTRUCTIONS

On September 12, 2005, Hines Nurseries, Inc., a subsidiary of Hines Horticulture, Inc., negotiated and entered into the Real Property Purchase and Sale Agreement and Escrow Instructions (the "Agreement") with Quantum Ventures, LLC to sell approximately 121.92 acres of unimproved property located at 17455 SW 157th Avenue, Miami-Dade County, Florida.

Effective on October 26, 2005, the parties orally agreed to amend the Agreement pursuant to which the diligence period was extended until October 31, 2005 and the closing date was extended to November 7, 2005.